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                                                                    EXHIBIT 23.5

                        [LETTERHEAD OF PRICE WATERHOUSE]

PRICE WATERHOUSE                                                  [COMPANY LOGO]
Reviseur d'Entreprises

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Form S-1 Registration Statement filed by Security Capital Group Incorporated, in connection with the registration of its Class B common stock dated April 1997 (the "Registration Statement") of our report dated February 28, 1997, relating to the consolidated financial statements of Security Capital US Realty SICAV, which appears in such Registration Statement.

/s/ Price Waterhouse
  Price Waterhouse SA
  24-26 avenue de Liberte
  Luxembourg, L-1014
  April 25, 1997